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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement of NephroGenex, Inc. on Form S-1 (No. 333-203530) to be filed on or about June 25, 2015 of our report dated March 24, 2015, on our audits of the financial statements as of December 31, 2014 and 2013 and for each of the years in the two-year period ended December 31, 2014, which report was included in the Annual Report on Form 10-K filed March 24, 2015. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

June 25, 2015
Jenkintown, PA

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM